UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2018

Verint Systems Inc.
(Exact name of registrant as specified in its charter)

001-34807
(Commission File Number)

Delaware	11-3200514
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

175 Broadhollow Road, Melville, New York	11747
(Address of principal executive offices)	(Zip code)
(631) 962-9600
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.
On December 19, 2018, Verint Systems Inc. ("Verint", "we", "us" or "our") completed the acquisition of all of the outstanding (a) shares of capital stock of ForeSee Results, Inc., a Delaware corporation, and (b) membership interests in RSR Acquisition, LLC, a Delaware limited liability company and an affiliate of ForeSee Results, Inc. (together, "ForeSee"), from Answers Corporation. ForeSee is a leading cloud voice of the customer (VoC) vendor. The purchase price consisted of $58.9 million of cash paid at closing, subject to certain adjustments, plus a deferred payment of $6.0 million.

Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
Verint will furnish any financial statements required by Item 9.01(a) by amendment no later than 71 calendar days after the date this initial Current Report on Form 8-K is required to have been filed with the SEC pursuant to SEC rules.
(b) Pro Forma Financial Information.
Verint will furnish any financial statements required by Item 9.01(b) by amendment no later than 71 calendar days after the date this initial Current Report on Form 8-K is required to have been filed with the SEC pursuant to SEC rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERINT SYSTEMS INC.

Date:	December 21, 2018

		By:	/s/ Douglas E. Robinson
			Name:	Douglas E. Robinson
			Title:	Chief Financial Officer